UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2010

FOX CHASE BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-165416	35-2379633
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4390 Davisville Road, Hatboro, Pennsylvania 19040
(Address of principal executive offices) (Zip Code)

(215) 682-7400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On June 24, 2010, Fox Chase Bancorp, Inc. (the “Company”), holding company for Fox Chase Bank, announced that the Company’s Plan of Conversion and Reorganization was approved by members of Fox Chase MHC and the shareholders of the Company at separate meetings held today.

The Company also announced that new Fox Chase Bancorp, Inc. has received orders to purchase common stock sufficient to complete the offering being conducted in connection with the second-step conversion of Fox Chase Bank.  A total of 8,712,500 shares of common stock, the minimum of the offering range, will be sold in the subscription, community and syndicated community offerings at $10.00 per share, including 348,500 shares to be purchased by the Fox Chase Bank Employee Stock Ownership Plan.  The conversion and offering are expected to be completed on June 29, 2010.

A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Number                         Description

99.1                                Press Release dated June 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 25, 2010	By:	/s/ Jerry D. Holbrook
Jerry D. Holbrook
Executive Vice President and Chief Operating Officer